Exhibit 10.4

RESTRICTED STOCK UNIT AGREEMENT

THIS AGREEMENT, made as of April 26, 2011 (the “Grant Date”), between Charter Communications, Inc., a Delaware corporation (the “Company”), and ________________ (the “Participant”).

Unless otherwise defined herein, terms defined in the Charter Communications, Inc. 2009 Stock Incentive Plan (the “Plan”) shall have the same defined meanings in this Restricted Stock Unit Agreement (the “Agreement”).

The undersigned Participant has been granted the number of restricted stock units (“RSUs”) set forth below, subject to the terms and conditions of the Plan and this Agreement, as follows:

Vesting Schedule:	As provided in Section 3 of the Agreement

Number of Restricted Stock Units Granted:	As shown in Participant's Merrill Lynch on- line grant account

Charter Communications, Inc.

Abigail T. Pfeiffer, SVP - Human Resources

I, the undersigned, agree to this grant of RSUs, acknowledge that this grant is subject to the terms and conditions of the Plan and this Agreement, and have read and understand the terms and conditions set forth in Sections 1 through 22 of this Agreement.

_________________________________________________________
Participant

1. Incorporation By Reference; Plan Document Receipt.

This Agreement is subject in all respects to the terms and provisions of the Plan (including, without limitation, any amendments thereto adopted at any time and from time to time unless such amendments are expressly intended not to apply to the Award provided hereunder), all of which terms and provisions are made a part of and incorporated in this Agreement as if they were each expressly set forth herein.  Any capitalized term not defined in this Agreement shall have the same meaning as is ascribed thereto in the Plan.  The Participant hereby acknowledges receipt of a true copy of the Plan and that the Participant has read the Plan carefully and fully understands its content.  In the event of any conflict between the terms of this Agreement and the terms of the Plan, the terms of the Plan shall control.

2. Grant of Restricted Stock Unit Award.

The Company hereby grants to the Participant, as of the Grant Date specified above, the number of RSUs specified above.  Except as otherwise provided by the Plan, the Participant agrees and understands that nothing contained in this Agreement provides, or is intended to provide, the Participant with any protection against potential future dilution of the Participant’s interest in the Company for any reason, and no adjustments shall be made for dividends in cash or other property, distributions or other rights in respect of the Shares underlying the RSUs, except as otherwise specifically provided for in the Plan or this Agreement.

3. Vesting.

3.1 Time Vesting RSUs.

(a) Normal Vesting.  Unless otherwise provided in this Agreement or the Plan, the RSUs granted hereunder shall vest as follows, subject to the Participant’s continued employment with the Company or its Subsidiaries on each such vesting date:

(i) Tranche I RSUs. One-third (1/3) of the RSUs granted hereunder (the “Tranche I RSUs”) shall become vested in four (4) pro rata equal installments on each of the first four (4) anniversaries of the applicable Vesting Commencement Date.  The Vesting Commencement Date for the Tranche I RSUs shall be the Grant Date.

(ii) Tranche II RSUs. One-third (1/3) of the RSUs granted hereunder (the “Tranche II RSUs”) shall become vested in four (4) pro rata equal installments on each of the first four (4) anniversaries of the applicable Vesting Commencement Date.  The applicable Vesting Commencement Date for the Tranche II RSUs shall be December 31, 2011.

(iii) Tranche III RSUs. One-third (1/3) of the RSUs granted hereunder (the “Tranche III RSUs”) shall become vested in four (4) pro rata equal installments on each of the first four (4) anniversaries of the applicable Vesting Commencement Date.  The applicable Vesting Commencement Date for the Tranche III RSUs shall be December 31, 2012.

Notwithstanding any fractional number of RSUs resulting from the application of the foregoing percentages or vesting provisions below, only a whole number of Shares shall be deliverable in accordance with Section 5, and such fractional number of RSUs that are not distributable in accordance with the foregoing provision shall be applied towards the RSUs that subsequently vest.

(b) Certain Terminations.  Notwithstanding anything to the contrary set forth in any employment agreement between the Participant and the Company, the Plan or this Agreement, upon the termination of employment of the Participant (i) by the Company, or any of its Subsidiaries, for Cause, by the Participant without Good Reason or as a result of the Participant’s Retirement, any unvested RSUs shall be cancelled and forfeited, or (ii) as a result of the Participant’s death or Disability or by the Company, or any of its Subsidiaries, without Cause or by the Participant for Good Reason, subject to Section 3.1(c) hereof: (A) all Non-Eligible RSUs shall immediately be canceled and forfeited; (B) all unvested Eligible RSUs that do not vest pursuant to Section 3.1(b)(ii)(C) hereof shall be canceled and forfeited; and (C) a pro-rata portion of the Eligible RSUs that would otherwise vest on the next regularly scheduled vesting date (based on the portion of the vesting year that has elapsed as of such termination) shall vest as of the date of such termination.

(c) Change in Control.  Notwithstanding anything to the contrary set forth in Section 3.1(b) hereof, any employment agreement between the Participant and the Company, the Plan or this Agreement, if, within thirty (30) days prior or twelve (12) months following the completion of a Change in Control or at any time prior to a Change in Control at the request of a prospective purchaser whose proposed purchase would constitute a Change in Control upon its completion, the Company, or any of its Subsidiaries, terminates the Participant’s employment without Cause or the Participant terminates his or her employment for Good Reason, all unvested Eligible RSUs shall immediately vest.  All Non-Eligible RSUs shall be canceled and forfeited upon a Change in Control.

(d) Examples.  By way of example, assume Employee A is granted an aggregate of 168 RSUs on April 30, 2011.

(i) Termination Example. If Employee A is terminated by the Company without Cause or terminates his employment for Good Reason on June 30, 2013, Employee A will have (A) 56 Eligible Tranche I RSUs of which 28 RSUs will have time-vested and 2 RSUs will vest on the date of such termination based upon Employee A’s two months of service in 2013 following the first anniversary of the Grant Date (14 RSUs vesting on the next regularly scheduled vesting date with two-twelfths (2/12) of the year of service), (B) 56 Eligible Tranche II RSUs of which 14 RSUs will have time-vested and 7 RSUs will vest on the date of such termination based upon Employee A’s six months of service in 2013, and (C) 56 Eligible Tranche III RSUs of which 0 RSUs will have vested and 7 RSUs will vest on the date of such termination.

(ii) Change in Control Example. If Employee A is terminated by the Company without Cause or terminates his employment for Good Reason on the date of a Change in Control that is completed on January 31, 2012, Employee A will have (A) 56 Eligible Tranche I RSUs, all of which will vest, (B) 56 Eligible Tranche II RSUs, all of which will vest, and (C) 56 Tranche III RSUs, none of which will be Eligible Tranche III RSUs because the Vesting

Commencement Date for the Tranche III RSUs will not have commenced as of January 31, 2012, and all of which will be canceled and forfeited as of the date of such termination.

3.2 Committee Discretion to Accelerate Vesting.  Notwithstanding the foregoing, the Committee may, in its sole discretion, provide for accelerated vesting of the RSUs at any time and for any reason.

4. Definitions.  For purposes of this Agreement, the following terms shall have the following definitions.

4.1 “Change in Control” shall mean (a) in the case where there is an employment agreement in effect between the Company and the Participant on the Grant Date that defines “change in control” (or words of like import), “change in control” as defined under such agreement or (b) in the case where there is no employment agreement in effect between the Company and the Participant on the Grant Date that defines “change in control” (or words of like import), “change in control” as defined in the Plan.

4.2 “Eligible RSUs” shall mean the Tranche I RSUs, Tranche II RSUs, and Tranche III RSUs with respect to which the Vesting Commencement Date has occurred as of the relevant date.

4.3 “Eligible Tranche I RSUs” shall mean the Tranche I RSUs with respect to which the Vesting Commencement Date has occurred as of the relevant date.

4.4 “Eligible Tranche II RSUs” shall mean the Tranche II RSUs with respect to which the Vesting Commencement Date has occurred as of the relevant date.

4.5 “Eligible Tranche III RSUs” shall mean the Tranche III RSUs with respect to which the Vesting Commencement Date has occurred as of the relevant date.

4.6 “Non-Eligible RSUs” shall mean the Tranche I RSUs, Tranche II RSUs, and Tranche III RSUs with respect to which the Vesting Commencement Date has not occurred as of the relevant date.

4.7 “Vesting Commencement Date” shall mean the date on which a specified tranche of this RSU award first becomes eligible to vest as specified in Sections 3.1(a)(i), 3.1(a)(ii), 3.1(a)(iii), respectively.

5. Delivery of Shares.

5.1 General.  Subject to the provisions of Sections 5.2 and 5.3 hereof, within thirty (30) days following the vesting of the RSUs, the Participant shall receive the number of Shares that correspond to the number of RSUs that have become vested on the applicable vesting date; provided that the Participant shall be obligated to pay to the Company the aggregate par value of the Shares to be issued within ten (10) days following the issuance of such Shares unless such Shares have been issued by the Company from the Company’s treasury.

5.2 Blackout Periods.  If the Participant is subject to any Company “blackout” policy or other trading restriction imposed by the Company on the date such distribution would otherwise be made pursuant to Section 5.1 hereof, such distribution shall be instead made on the earlier of (i) the date that the Participant is not subject to any such policy or restriction and (ii) the later of (A) the end of the calendar year in which such distribution would otherwise have been made and (B) a date that is immediately prior to the expiration of two and one-half months following the date such distribution would otherwise have been made hereunder.

5.3 Deferrals.  If permitted by the Company, the Participant may elect, subject to the terms and conditions of the Plan and any other applicable written plan or procedure adopted by the Company from time to time for purposes of such election, to defer the distribution of all or any portion of the Shares that would otherwise be distributed to the Participant hereunder (the “Deferred Shares”), consistent with the requirements of Section 409A of the Code.  Upon the vesting of RSUs that have been so deferred, the applicable number of Deferred Shares shall be credited to a bookkeeping account established on the Participant’s behalf (the “Account”).  Subject to Section 6 hereof, the number of Shares equal to the number of Deferred Shares credited to the Participant’s Account shall be distributed to the Participant in accordance with the terms and conditions of the Plan and the other applicable written plans or procedures of the Company, consistent with the requirements of Section 409A of the Code.

6. Dividends; Rights as Stockholder.

 Cash dividends on Shares issuable hereunder shall be credited to a dividend book entry account on behalf of the Participant with respect to each RSU granted to the Participant, provided that such cash dividends shall not be deemed to be reinvested in Shares and shall be held uninvested and without interest and paid in cash at the same time that the Shares underlying the RSUs are delivered to the Participant in accordance with the provisions hereof.  Stock dividends on Shares shall be credited to a dividend book entry account on behalf of the Participant with respect to each RSU granted to the Participant, provided that such stock dividends shall be paid in Shares at the same time that the Shares underlying the RSUs are delivered to the Participant in accordance with the provisions hereof.  Except as otherwise provided herein, the Participant shall have no rights as a stockholder with respect to any Shares covered by any RSU unless and until the Participant has become the holder of record of such Shares.

7. Non-Transferability.

No portion of the RSUs may be sold, assigned, transferred, encumbered, hypothecated or pledged by the Participant, other than to the Company as a result of forfeiture of the RSUs as provided herein, unless and until payment is made in respect of vested RSUs in accordance with the provisions hereof and the Participant has become the holder of record of the vested Shares issuable hereunder.

8. Governing Law.

All questions concerning the construction, validity and interpretation of this Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to the choice of law principles thereof.

9. Withholding of Tax.

The Company shall have the power and the right to deduct or withhold, or require the Participant to remit to the Company, an amount sufficient to satisfy any federal, state, local and foreign taxes of any kind (including, but not limited to, the Participant’s FICA and SDI obligations) which the Company, in its sole discretion, deems necessary to be withheld or remitted to comply with the Code and/or any other applicable law, rule or regulation with respect to the RSUs and, if the Participant fails to do so, the Company may otherwise refuse to issue or transfer any Shares otherwise required to be issued pursuant to this Agreement.  Any statutorily required withholding obligation with regard to the Participant may be satisfied by reducing the amount of cash or Shares otherwise deliverable to the Participant hereunder.

10. Legend.

The Company may at any time place legends referencing any applicable federal, state or foreign securities law restrictions on all certificates representing Shares issued pursuant to this Agreement.  The Participant shall, at the request of the Company, promptly present to the Company any and all certificates representing Shares acquired pursuant to this Agreement in the possession of the Participant in order to carry out the provisions of this Section 10.

11. Securities Representations.

This Agreement is being entered into by the Company in reliance upon the following express representations and warranties of the Participant.  The Participant hereby acknowledges, represents and warrants that:

11.1 The Participant has been advised that the Participant may be an “affiliate” within the meaning of Rule 144 under the Securities Act and in this connection the Company is relying in part on the Participant’s representations set forth in this Section 11.

11.2 If the Participant is deemed an affiliate within the meaning of Rule 144 of the Securities Act, the Shares issuable hereunder must be held indefinitely unless an exemption from any applicable resale restrictions is available or the Company files an additional registration statement (or a “re-offer prospectus”) with regard to such Shares and the Company is under no obligation to register such Shares (or to file a “re-offer prospectus”).

11.3 If the Participant is deemed an affiliate within the meaning of Rule 144 of the Securities Act, the Participant understands that (i) the exemption from registration under Rule 144 will not be available unless (A) a public trading market then exists for the Shares, (B) adequate information concerning the Company is then available to the public, and (C) other terms and conditions of Rule 144 or any exemption therefrom are complied with, and (ii) any sale of the Shares issuable hereunder may be made only in limited amounts in accordance with the terms and conditions of Rule 144 or any exemption therefrom.

12. Entire Agreement; Amendment.

This Agreement, together with the Plan, contains the entire agreement between the parties hereto with respect to the subject matter contained herein, and supersedes all prior agreements or prior understandings, whether written or oral, between the parties relating to such subject matter.  The Committee shall have the right, in its sole discretion, to modify or amend this Agreement from time to time in accordance with and as provided in the Plan.  This Agreement may also be modified or amended by a writing signed by both the Company and the Participant.  The Company shall give written notice to the Participant of any such modification or amendment of this Agreement as soon as practicable after the adoption thereof.

13. Notices.

Any notice hereunder by the Participant shall be given to the Company in writing and such notice shall be deemed duly given only upon receipt thereof by the General Counsel of the Company.  Any notice hereunder by the Company shall be given to the Participant in writing and such notice shall be deemed duly given only upon receipt thereof at such address as the Participant may have on file with the Company.

14. No Right to Employment.

Any questions as to whether and when there has been a termination of employment and the cause of such termination of employment shall be determined in the sole discretion of the Committee.  Nothing in this Agreement shall interfere with or limit in any way the right of the Company, its Subsidiaries or its Affiliates to terminate the Participant’s employment or service at any time, for any reason and with or without Cause.

15. Transfer of Personal Data.

The Participant authorizes, agrees and unambiguously consents to the transmission by the Company (or any Subsidiary) of any personal data information related to the RSUs awarded under this Agreement for legitimate business purposes (including, without limitation, the administration of the Plan).  This authorization and consent is freely given by the Participant.

16. Compliance with Laws.

The grant of RSUs and the issuance of Shares hereunder shall be subject to, and shall comply with, any applicable requirements of any foreign and U.S. federal and state securities laws, rules and regulations (including, without limitation, the provisions of the Securities Act, the Exchange Act and in each case any respective rules and regulations promulgated thereunder) and any other law, rule regulation or exchange requirement applicable thereto.  The Company shall not be obligated to issue the RSUs or any Shares pursuant to this Agreement if any such issuance would violate any such requirements.  As a condition to the settlement of the RSUs, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate to evidence compliance with any applicable law or regulation.

17. Binding Agreement; Assignment.

This Agreement shall inure to the benefit of, be binding upon, and be enforceable by the Company and its successors and assigns.  The Participant shall not assign (except in accordance with Section 7 hereof) any part of this Agreement without the prior express written consent of the Company.

18. Headings.

The titles and headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

19. Counterparts.

This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument.

20. Further Assurances.

 Each party hereto shall do and perform (or shall cause to be done and performed) all such further acts and shall execute and deliver all such other agreements, certificates, instruments and documents as either party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the Plan and the consummation of the transactions contemplated thereunder.

21. Severability.

 The invalidity or unenforceability of any provisions of this Agreement in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Agreement in such jurisdiction or the validity, legality or enforceability of any provision of this Agreement in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.

22. Acquired Rights.

 The Participant acknowledges and agrees that: (a) the Company may terminate or amend the Plan at any time; (b) the Award of RSUs made under this Agreement is completely independent of any other award or grant and is made at the sole discretion of the Company; (c) no past grants or awards (including, without limitation, the RSUs awarded hereunder) give the Participant any right to any grants or awards in the future whatsoever; and (d) any benefits granted under this Agreement are not part of the Participant’s ordinary salary, and shall not be considered as part of such salary in the event of severance, redundancy or resignation.

23. Company Recoupment.

The Participant’s right to the RSUs granted hereunder and the Shares deliverable upon settlement of the RSUs shall in all events be subject to any right or obligation that the Company may have regarding the clawback of “incentive-based compensation” under Section 10D of the Exchange Act and any applicable rules and regulations promulgated thereunder from time to time by the U.S. Securities and Exchange Commission.